RESOURCE DEVELOPMENT, INC.
11475 West I-70 Frontage Road North
Wheat Ridge, Colorado 80033  USA

CONSENT OF EXPERT
FILED BY SEDAR AND EDGAR

April 21, 2011

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission
United States Securities and Exchange Commission

Re:
Midway Gold Corp. (the "Company") filing of a Short Form Base Shelf Prospectus dated April 21, 2011 (the "Prospectus") and the Company's Registration Statement on Form S-3 (No. 333-172009) (the "Registration Statement")

We refer to our report entitled "NI 43-101 Preliminary Feasibility Study of the Pan Gold Project, White Pine County, Nevada" dated April 4, 2011 (the "Report") as referenced in the Prospectus, the Registration Statement and documents incorporated by reference therein.

This letter is being filed as our consent to the use of our firm name and the Report in the Prospectus and the Registration Statement and in documents incorporated by reference therein.

We confirm that we have read the Prospectus and the Registration Statement and we have no reason to believe that there are any misrepresentations that are derived from the Report referred to above or that are within our knowledge as a result of the services we performed in connection with such Report.

We consent to the incorporation by reference of this consent into the Registration Statement and any amendment thereto, including post-effective amendments.

[Signature page follows]

Yours truly,

RESOURCE DEVELOPMENT, INC.

Per:	"Deepak Malhotra"
Deepak Malhotra, PhD MAusIMM
President